Exhibit 99.1

Universal Insurance Holdings, Inc. Insurance Subsidiaries Complete 2016-2017 Reinsurance Programs

Lowers Other States Retention to $5 Million & Adds Additional Multi-Year Coverage

Fort Lauderdale, FL, June 2, 2016 - Universal Insurance Holdings, Inc. (NYSE: UVE) today announced the completion by Universal Property & Casualty Insurance Company (“UPCIC”) and American Platinum Property and Casualty Insurance Company (“APPCIC”), the Company’s wholly-owned insurance company subsidiaries, of their 2016-2017 reinsurance programs, effective June 1, 2016. The largest private participants in the insurance subsidiaries’ reinsurance programs include Nephila Capital, Everest Re, Renaissance Re, Chubb Tempest Re and Lloyd’s of London syndicates.

“We are pleased with the completion and outcome of the 2016-2017 reinsurance programs for both of our insurance companies,” said Sean P. Downes, chief executive officer of the Company. “This year, our primary focus was to add additional conservatism to the UPCIC reinsurance program, a goal we successfully achieved by reducing our retention for catastrophe losses involving states other than Florida to $5 million and securing over $100 million of additional multiple-year catastrophe capacity. Utilizing a similar reinsurance budget to last year, we were able to expand the top of our reinsurance tower for a single Florida event to $2.4 billion, and also maintain the same $35 million catastrophe retention for a Florida loss. By way of illustration, a $35 million loss would represent less than 13% of UPCIC statutory surplus as of March 31, 2016 and a $5 million loss would be less than 2%. The growth in business and capital since last year, coupled with expanding our reinsurance coverage, maintaining the same Florida retention and significantly reducing our retention in other states, puts us in the strongest position we’ve ever been in as we enter the 2016 hurricane season.”

About Universal Insurance Holdings, Inc.

Universal Insurance Holdings, Inc., with its wholly-owned subsidiaries, is a vertically integrated insurance holding company performing all aspects of insurance underwriting, distribution and claims. Universal Property & Casualty Insurance Company (UPCIC), a wholly-owned subsidiary of the Company, is one of the leading writers of homeowners insurance in Florida and is now fully licensed and has commenced its operations in North Carolina, South Carolina, Hawaii, Georgia, Massachusetts, Maryland, Delaware, Indiana, Pennsylvania, Minnesota and Michigan. American Platinum Property and Casualty Insurance Company, also a wholly-owned subsidiary, currently writes homeowners multi-peril insurance on Florida homes valued in excess of $1 million, which are limits and coverages currently not targeted through its affiliate UPCIC. For additional information on the Company, please visit our investor relations website at www.universalinsuranceholdings.com.

Forward-Looking Statements and Risk Factors

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Such statements may include commentary on plans, products and lines of business, marketing arrangements, reinsurance programs and other business developments and assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future results could differ materially from those described, and the Company undertakes no obligation to correct or update any forward-looking statements. For further information regarding risk factors that could affect the Company’s operations and future results, refer to the Company’s reports filed with the Securities and Exchange Commission, including Form 10-K for the year ended December 31, 2015 and the Form 10-Q for the quarter ended March 31, 2016.

Investor Contact:

Andy Brimmer / Mahmoud Siddig

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449